Exhibit 10.5
Amendment to Amended and Restated Consulting Agreement

This Amendment to the Amended and Restated Consulting Agreement (this “Amendment”) is made effective as of June 23, 2025 (the “Amendment Effective Date”) by and between Light & Wonder, Inc., a Nevada corporation, (the “Company”), Jamie Odell Pty Ltd. (“Consultant”) and Jamie Odell, in his individual capacity.

WHEREAS, Consultant was a party to that Consulting Agreement dated May 16, 2019 with the Company (the “Prior Agreement”) under which Consultant provided consulting services to the Company;

WHEREAS, the parties entered into an Amended and Restated Consulting Agreement (the “Agreement”) as of October 1, 2020, which Agreement was amended effective as of October 1, 2023;

WHEREAS, Jamie Odell, in his individual capacity, was a party to the Agreement as “Principal” of the Consultant;

WHEREAS, Consultant wishes to assign the Agreement to Jamie Odell, in his individual capacity, and will no longer be a party to the Agreement;

WHEREAS, the Company and Jamie Odell agree to such assignment as set forth below;

NOW THEREFORE, in consideration of the premises and the mutual benefits to be derived herefrom and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.Assignment of Agreement. Effective as of the Amendment Effective Date, Consultant hereby assigns all of its rights and obligations under the Agreement to Jamie Odell, in his individual capacity. Jamie Odell, in his individual capacity, shall replace Jame Odell Pty Ltd. throughout the Agreement. Company consents to such assignment, as required by Section 6.2 of the Agreement.

2.Section 2.3 of the Agreement. Section 2.3 of the Agreement shall be deleted and replaced with the following:

Relationship to Role as Chair of the Board and Director. For the avoidance of doubt, Jamie Odell’s engagement hereunder to provide the Services shall be separate and distinct from his role and duties as Chair of the Board of Directors of the Company, as provided for under the Company’s Amended and Restated Bylaws, and as a member of the Board of Directors of the Company generally (together, the “Director Role”). The Services under this Agreement are substantially broader than his Director Role.

3.Except as set forth in this Amendment, all terms and conditions of the Agreement shall remain unchanged and in full force and effect in accordance with their terms. All references to the “Agreement” in the Agreement shall refer to the Agreement as amended by this Amendment. Any defined terms used in this Amendment and not defined herein shall have the meaning as set forth in the Agreement.

4.This Amendment may be executed in counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Amendment on June 23, 2025.

LIGHT & WONDER, INC.

By: ________________________________
Name: James Sottile
Title: Chief Legal Officer

JAMIE ODELL PTY LTD.

By:____________________________________
Name: Jamie Odell
Title: Proprietor

The undersigned agrees to the assignment of the Agreement to him in his individual capacity, and otherwise agree to the terms and conditions set forth in the Agreement:

______________________
Jamie Odell

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